UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

_________________

CAL-MAINE FOODS, INC.

(Exact name of Registrant as specified in it charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification Number)
incorporation)

3320 Woodrow Wilson Avenue, Jackson, MS	39207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (601-948-6813

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of PrincipalOfficers.

(b)	Retirement of Principal Financial Officer.

        Bobby J. Raines, age 72, has resigned from his position as Chief Financial Officer of Cal-Maine Foods, Inc. (the “Company”), effective August 1, 2005. It is expected that he will remain a Vice President, Treasurer and Secretary of the Company until October 31, 2005, when he intends to retire from all of his management positions. Mr. Raines continues to serve as a Director of the Company.

(c)	Appointment of New Principal Financial Officer.

        Timothy A. Dawson, age 51, has been selected by the Board of Directors of the Company to succeed Mr. Raines as Chief Financial Officer. Mr. Dawson also has been named a Vice President of the Company. Both of Mr. Dawson’s appointments are effective as of August 1, 2005.

        Mr. Dawson served as Senior Vice President and Chief Financial Officer of Mississippi Chemical Corporation (“Mississippi Chemical”), Yazoo City, Mississippi, from 1999 until the acquisition of Mississippi Chemical by Terra Industries Inc., in December 2004. Mr. Dawson had served in senior financial positions with Mississippi Chemical since 1981.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

The following exhibit is filed herewith:

Exhibit No.	Document

99.1	Press release issued by the Company on June 28, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAL-MAINE FOODS, INC.
(Registrant)
Date: June 28, 2005	By: /s/ Fred R. Adams, Jr.
Fred R. Adams, Jr.
Chairman of the Board and
Chief Executive Officer

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